UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549





                          FORM 8-K


                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported):  March 6,
                            2002



              ADDvantage Technologies Group, Inc.
     (Exact name of Registrant as specified in its charter)




    Oklahoma                1-10799               73-1351610

(State or other           (Commission               (I.R.S.
jurisdiction of               File                 Employer
 incorporation)             Number)             Identification
                                                     No.)


                        1605 E. Iola
                   Broken Arrow, Oklahoma
          (Address of principal executive offices)

                            74012
                         (Zip code)

                       (918) 251-9121
    (Registrant's telephone number, including area code)




Item 7.  Financial Statements And Exhibits

(c)      Exhibits

99.1     Press Release Announcing Voting Results and
Management Comments at Annual Meeting.

Item 9.  Regulation FD Disclosure

On March 6, 2002, ADDvantage Technologies Group, Inc. issued a press release announcing the results of the voting at its annual meeting of shareholders and summarizing comments made by its President and Chief Executive Officer and by its Chairman. A copy of the press release is filed as an exhibit to this report and is incorporated by reference herein.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         ADDvantage Technologies Group, Inc.


Dated:  March 6, 2002                  By: /s/ Kenneth A. Chymiak
                                Kenneth A. Chymiak,
President
                   FD DISCLOSURE SCHEDULE
             ADDvantage Technologies Group, Inc.
   Projects Solid Growth in Revenues and Profits for 2002

        Broken Arrow, Oklahoma, March 6, 2002-- ADDvantage Technologies, Inc. (OTCBB:ADDM) held its annual shareholders meeting on March 5th in Broken Arrow, Oklahoma at its corporate offices.
    At the meeting, shareholders elected the Company's slate of incumbent directors and ratified the selection of Tullius, Taylor, Sartain & Sartain as the Company's independent auditors for fiscal 2002.
   Kenneth Chymiak, President and CEO of ADDvantage, told shareholders that revenues for fiscal year 2002 appear to be returning to more normal patterns, demonstrated by a 46.9% sales increase in sales at TULSAT during February of 2002 compared to January 2002. Historically, TULSAT's sales have during February of each year have been substantially higher than the prior month. However, TULSAT sales during February of last year were down 10.6 % from those in January. Continuing his comments to the Company's shareholders, Mr. Chymiak said, "With sales continuing to improve and the positive impact from our recent acquisitions, we estimate that sales for fiscal 2002 will be in the $25 to $27 million range, compared to $22.9 million in 2001. For the first two months of the second quarter of 2002, we have seen revenues rise to $3.9 million, or 30.1% over the amount of revenues for the same period last year, primarily due to the acquisitions of NCS and Comtech. We expect this trend to continue for the rest of the year, with a targeted 10% annual sales growth, while maintaining our historical operating margins."
   David Chymiak, Chairman of ADDvantage added, "In light of the apparent improvement in the market, we will be seeking opportunities to increase our sales force and locations as we look to support a larger sales volume resulting from our relationship with Scientific Atlanta."


ADDVANTAGE TECHNOLOGIES GROUP, INC. and its subsidiaries, TULSAT, LEE CATV Corporation, NCS Industries, Comtech Services and TULSAT - Texas, comprise an organization involved in the refurbishment, repair and sale of previously owned cable television ("CATV") equipment and the distribution of new and surplus equipment to CATV operators. For more information, please visit the corporate web site at www.addvantagetech.com or contact the company directly at 918-251-9121.

The information in this announcement may include forward-looking statements. All statements, other statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company's reports and documents filed from time to time with the Securities and Exchange Commission.

  For further information:
Company Contact:
Ken Chymiak        (9l8) 25l-2887
David Chymiak     (9l8) 25l-2887
Adam Havig          (9l8) 25l-9l2l